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                                                                     Exhibit 3.3

                                     FORM OF

                              AMENDED AND RESTATED

                       LIMITED LIABILITY COMPANY AGREEMENT


                      COLONY RESORTS LVH ACQUISITIONS, LLC,

                       A NEVADA LIMITED LIABILITY COMPANY

                               _________ __, 2004

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                                TABLE OF CONTENTS

ARTICLE I.    GENERAL PROVISIONS...............................................1

ARTICLE II.   DEFINITIONS......................................................2

ARTICLE III.  CAPITAL CONTRIBUTIONS, MEMBERSHIP PERCENTAGES AND LOANS..........6

ARTICLE IV.   CAPITAL ACCOUNTS, DISTRIBUTIONS AND ALLOCATIONS..................7

ARTICLE V.    CONVERSION RIGHTS...............................................11

ARTICLE VI.   MEMBERS.........................................................11

ARTICLE VII.  MANAGEMENT AND CONTROL OF THE COMPANY...........................12

ARTICLE VIII. BOOKS AND RECORDS; ACCOUNTING; TAX ELECTIONS....................16

ARTICLE IX.   TRANSFERS OF MEMBERSHIP UNITS; WITHDRAWALS; CERTAIN RIGHTS......17

ARTICLE X.    DISSOLUTION.....................................................18

ARTICLE XI.   REPRESENTATIONS AND WARRANTIES..................................19

ARTICLE XII.  COMPLIANCE WITH GAMING LAWS.....................................20

ARTICLE XIII. MISCELLANEOUS PROVISIONS........................................21

Schedule A    MEMBERSHIP UNITS, CAPITAL CONTRIBUTION AND INITIAL CAPITAL ACCOUNT
              FOR THE CLASS A MEMBERS AND CLASS B MEMBERS.

                                       (i)

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                          FORM OF AMENDED AND RESTATED

                       LIMITED LIABILITY COMPANY AGREEMENT

                                       OF

                      COLONY RESORTS LVH ACQUISITIONS, LLC

            This Amended and Restated Limited Liability Company Agreement (this "Agreement") of Colony Resorts LVH Acquisitions, LLC, a Nevada limited liability company (the "Company"), is entered into as of _______ __, 2004, by and among the Persons executing this Agreement as Members (the "Members"). Capitalized terms used in this Agreement are defined in Article II.

                                   BACKGROUND

            A. On December __, 2003, an Articles of Organization for the Company was filed with the Secretary of State of the State of Nevada.

            B. The Members desire to adopt a Limited Liability Company Agreement for the Company pursuant to the Act.

            NOW, THEREFORE, the Members agree as follows:

                                   ARTICLE I.

                               GENERAL PROVISIONS

     1.1. Formation. Pursuant to the Act, the Members have formed a limited liability company under the laws of the State of Nevada by filing the Articles with the Secretary of State of the State of Nevada and by entering into this Agreement.

     1.2. Name. The name of the Company will be "Colony Resorts LVH Acquisitions, LLC" or such other name as the Board may from time to time determine. Prompt Notice of any change in the name of the Company will be given to all Members.

     1.3. Principal and Registered Office. The Company's principal and registered office will be located at 3000 Paradise Road, Las Vegas, Nevada 89109, or such other place as the Board may determine from time to time. Service of process may be made with respect to the Company at its principal office. Prompt Notice of any change in the location of the principal or registered office will be given to all Members.

     1.4. Term. The term of the Company began on the date the Articles was filed with the Secretary of State of the State of Nevada, and will continue indefinitely, unless terminated earlier as provided in this Agreement or as required by law.

     1.5. Purpose and Business of the Company. The business purpose of the Company shall be to engage in any business activities permitted under the Act and all acts and things

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necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of such purposes, including without limitation to operate, manage, and conduct gaming in a gaming casino on any premises for which gaming may now or in the future be approved in accordance with Nevada law.

     1.6. Partnership Classification. It is the intention of the parties hereto that the Company be treated as a partnership for federal, state and local income tax purposes. The Company shall not elect to be treated as a corporation under Section 301.7701-3(c) of the Code (or any corresponding applicable provisions of state or local law) unless such election is approved by the Board.

     1.7. Certificates. Membership Units in the Company may be evidenced by certificates in a form approved by the Board. Any such certificates evidencing the Membership Units acquired by the Members pursuant to the Purchase Agreements will bear the following legend reflecting the restrictions on the transfer of such securities contained in this Agreement:

            "The securities evidenced hereby are subject to the terms of that certain Amended and Restated Limited Liability Company Agreement, dated as of ______ __, 2004, by and among the Company and certain members identified therein, including certain restrictions on transfer. A copy of this Agreement has been filed with the Secretary of the Company and is available upon request."

                                   ARTICLE II.

                                   DEFINITIONS

            The following terms used in this Agreement will have the meanings set forth below:

            "Act" means Chapter 86 of the Nevada Revised Statutes, as it may be amended from time to time.

            "Affiliate" means any Person or entity, directly or indirectly controlling, controlled by or under common control with such Person or entity.

            "Agreement" means this Amended and Restated Limited Liability Company Agreement, as it may be amended or supplemented from time to time.

            "Articles" means the Company's Articles of Organization filed with the Secretary of State of the State of Nevada, as it may be amended from time to time.

            "Board" means the managing board of the Company and shall be composed of the Board Members.

            "Board Members" has the meaning set forth in Section 7.1 of this Agreement

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            "Book Value" means, except as set forth below, the adjusted basis of any Company property for federal income tax purposes.

            (i) Initial Book Value. The initial Book Value of any property contributed by a Member to the Company shall be the gross fair market value of such property at the time of such contribution.

            (ii) Adjustments. The Book Value of all of the Company's property shall be adjusted by the Company to equal their respective gross fair market values, as determined by the Board, as of the following times: (a) immediately before the admission of a new Member to the Company or the acquisition by an existing Member of an additional interest in the Company, in either case by the issuance of additional Membership Units to such Member by the Company; (b) immediately before the distribution by the Company of money or property to a retiring or continuing Member in consideration for the retirement of all or a portion of such member's Membership Units in the Company; (c) immediately before the dissolution of the Company under Article X of this Agreement.

            (iii) Depreciation and Amortization. The Book Value of Company property shall be adjusted for the depreciation and amortization of such property taken into account in computing Net Profit and Net Loss and for Company expenditures and transactions that increase or decrease the property's federal income tax basis.

            "Business Day" means any day other than a Saturday, a Sunday or a holiday on which commercial banks in the state of New York or the state of Nevada are closed.

            "Capital Account" means an account maintained for each Member as provided in Article IV.

            "Capital Contribution" means as to any Member the amount of cash or the Book Value of any property contributed by the Member to the Company as the Board shall accept in its discretion.

            "Class A Member" means any Person who has purchased or been granted Class A Membership Units and is listed as a Class A Member on Schedule A hereto, as such schedule may be amended from time to time.

            "Class A Membership Units" mean for each Member the number of Class A Membership Units set forth on Schedule A opposite such Member's name.

            "Class B Member" means any of those Members who have purchased or been granted Class B Membership Units in the Company and who are listed as a Class B Member on Schedule A hereto, as such schedule may be amended from time to time.

            "Class B Membership Units" mean for each Member the number of Class B Membership Units set forth on Schedule A opposite such Member's name.

            "Co-Investment" means Colony Resorts LVH Co-Investment Partners, L.P., a Delaware limited partnership.

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            "Co-Investment Transfer Restriction Agreement" means that certain
Transfer Restriction Agreement, dated as of ___________, 2004, by and among Thomas J. Barrack, Jr., Nicholas L. Ribis, Co-Investment Voteco and Co-Investment.

            "Co-Investment Voteco" means Colony Resorts LVH Co-Investment Voteco, LLC, a Delaware limited liability company.

            "Code" means the Internal Revenue Code of 1986, as amended (or any corresponding provision of succeeding law), and, to the extent applicable, the Regulations.

            "Colony" means Colony Resorts LVH Holdings, LLC, a Delaware limited liability company.

            "Commission" means the Nevada Gaming Commission.

            "Company" means Colony Resorts LVH Acquisitions, LLC, a Nevada limited liability company.

            "Consent" means either (a) the consent given by vote at a meeting called and held in accordance with the provisions of Article VII of this Agreement; (b) a written consent required or permitted to be given pursuant to this Agreement or applicable law; or (c) the act of voting or granting any such written consent, as the context may require.

            "Equity Securities" means (a) any Membership Units of the Company or rights to acquire Membership Units, or securities convertible into Membership Units or, if the Company shall have converted to a corporation pursuant to the terms of this Agreement, any shares of capital stock of the Company, warrants, options or other rights to acquire capital stock and debt securities convertible into capital stock and (b) with respect to any of the Company's Subsidiaries, any shares of capital stock or membership interests, warrants, options or other rights to acquire shares of capital stock or membership interests, and debt securities convertible into capital stock or membership interests, of such Subsidiary.

            "Exchange Act" means the Securities Exchange Act of 1934, as amended.

            "Fair Market Value" means, as of the relevant date of determination,
(i) in the case of securities, if the subject securities are listed or admitted on any national securities exchange or included for trading on any national securities market, the average closing price of such securities for the prior thirty (30) trading days, and (ii) in the case of assets or securities not listed or admitted for trading on a national securities exchange or included for trading on a national securities market, the amount which an independent, third party, fully financed buyer would be willing to pay in cash for such assets or securities as of such date (determined in good faith by the Board).

            "GAAP" means U.S. generally accepted accounting principles.

            "Holders Agreement" means the Holders Agreement, dated as of ______ __, 2004, among the Company, Voteco, Co-Investment Voteco, Colony and Co-Investment.

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            "Member" means each of those Members listed on Schedule A, and any additional or substitute Member admitted to the Company in accordance with the terms of this Agreement and the Holders Agreement.

            "Membership Units" means Class A Membership Units and Class B Membership Units.

            "Net Profit" or "Net Loss," as the case may be, means the income and loss of the Company as determined in accordance with the accounting methods followed by the Company for federal income tax purposes but including income exempt from tax and described in Section 705(a)(1)(B) of the Code, treating as deductions items of expenditure described in, or under Regulations deemed described in, Section 705(a)(2)(B) of the Code and treating as an item of gain (or loss) both any increase (decrease) in the Book Value of the Company's property and the excess (deficit), if any, of the fair market value of distributed property over (under) its Book Value. Depreciation, depletion, amortization, income and gain (or loss) with respect to the Company's property shall be computed with reference to its Book Value rather than to its adjusted bases.

            "Notification" or "Notice" means a writing containing the information required by this Agreement to be communicated to any Person, sent or delivered in accordance with the provisions of Section 13.4; provided, however, that any written communication containing such information sent to such Person and actually received by such Person will constitute Notification or Notice for all purposes of this Agreement.

            "Parent" means any limited liability companies, partnerships, corporations or other legal entities which hold a controlling interest in the Company.

            "Person" means an individual, partnership, joint-stock company corporation, limited liability company, trust or unincorporated organization, and a government or agency or subdivision thereof.

            "Purchase Agreements" means those certain Subscription Agreements, dated as of _______ __, 2004, by and between the Company and each of Voteco, Colony, Co-Investment and Co-Investment Voteco.

            "Regulations" means the income tax regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

            "Securities Act" means the Securities Act of 1933, as amended.

            "Subsidiary" means any limited liability companies, partnerships, corporations or other legal entities in which the Company holds a controlling interest or has the right to direct the management of such entity.

            "Transfer" means a sale, exchange, transfer, assignment, pledge, encumbrance or other disposition of a Membership Unit. "Transferee" means the recipient of a Transfer of a Membership Unit, and "Transferor" means the Person making such Transfer.

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            "Transfer Restriction Agreements" means the Co-Investment Transfer
Restriction Agreement and the Voteco Transfer Restriction Agreement.

            "Voteco" means Colony Resorts LVH Voteco, LLC, a Delaware limited liability company.

            "Voteco Transfer Restriction Agreement" means that certain Transfer Restriction Agreement, dated as of _________, 2004, by and among Thomas J. Barrack, Jr., Voteco and Colony.

            "Voting Majority In Interest" means the holders of a majority of the then outstanding Class A Membership Units, which initially shall be Co-Investment Voteco.

                                  ARTICLE III.

         CAPITAL CONTRIBUTIONS, MEMBERSHIP PERCENTAGES AND LOANS

     3.1. Contributions Generally. As of the effective date hereof, each Member shall have contributed or be deemed to have contributed to the Company the property or amount set forth opposite such Member's name on the attached Schedule A. Each Member's number of Class A Membership Units or Class B Membership Units is set forth opposite such Member's name on Schedule A, which shall be amended from time to time upon admission of new Members or the acceptance of additional Capital Contributions as set forth herein.

     3.2.   Admission of New Members.

            (a) Additional Persons, including Persons who are officers or employees of, or consultants to, the Company and/or any of its Affiliates, or have otherwise provided valuable services or opportunities to the Company or its Affiliates, including, without limitation, introducing investors to the Company, may be admitted to the Company as Members from time to time by the Board at a price per Membership Unit to be determined by the Board.

            (b) In the event a Member ceases to beneficially own Membership Units, such Member shall no longer be deemed a Member for any purpose hereunder. No less frequently than as of each fiscal year, the Company will prepare a new Schedule A setting forth each Member's Membership Units for such year.

     3.3. Additional Contributions. No Member will be required to make any contribution to the Company's capital in addition to the amounts contributed pursuant to Section 3.1. Subject to the foregoing, the Board may determine from time to time that additional capital is necessary or appropriate to enable the Company to conduct its activities and may seek (but not require) additional Capital Contributions from Members and others, on such terms as the Board may propose in its sole discretion.

     3.4. Procedures for Admitting Additional Members. As a condition to becoming a Member of the Company, all additional Members shall execute and deliver to the Company such number of counterpart signature pages to this Agreement as the Board may require, evidencing such Member's intent to be bound by all of the terms and conditions of this Agreement. The

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initial Capital Contribution of any additional Member shall be paid in cash or cash equivalent at the time of such Member's admission into the Company, or in consideration otherwise acceptable to the Board in its sole discretion. Schedule A will be amended to reflect each additional Member admitted to the Company.

     3.5. Loans by Members. No Member will be required to make loans to the Company by virtue of being a Member in the Company. Loans may be made, however, by any Member to the Company and will not be considered Capital Contributions. The amount of any such loan will be a debt due from the Company to such lending Member, and will be made upon such terms and conditions and bearing interest at such rates as will be approved by the Board in its sole discretion.

                                   ARTICLE IV

                 CAPITAL ACCOUNTS, DISTRIBUTIONS AND ALLOCATIONS

     4.1.   Capital Accounts.

            (a) General. The Board shall cause to be performed all general and administrative services on behalf of the Company in order to assure that complete and accurate books and records of the Company are maintained at the Company's principal place of business showing the names, addresses and number of Membership Units of each of the Members, all receipts and expenditures, assets and liabilities, profits and losses, and all other records necessary for recording the Company's business and affairs, including a Capital Account for each Member. The Capital Accounts shall be maintained for each Member in accordance with Regulations Sections 1.704-1(b) and 1.704-2.

            (b) Initial Capital Accounts. As of the date of this Agreement, Schedule A sets forth the initial Capital Account balance of each Member with respect to each class of Membership Unit held by such Member.

            (c)   Adjustments to Capital Accounts.

            (i) The Capital Account with respect to the relevant Membership Units shall be increased by:

                  (A) the amount of any money contributed by the Member to the Company;

                  (B) the fair market value of any property contributed by the Member to the Company;

                  (C)  the amount of Net Profit allocated to the Member; and

                  (D) the amount of any Company liabilities assumed by such Member (or taken subject to) if property is distributed to the Member by the Company.

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            (ii)  The Capital Account with respect to the relevant Membership
Units shall be decreased by:

                  (A) the amount of any money distributed to the Member by the Company;

                  (B) the fair market value of any property distributed to the Member by the Company;

                  (C)  the amount of Net Loss allocated to the Member; and

                  (D) the amount of any Member liabilities assumed by the Company (or taken subject to) if property is contributed to the Company by the Member.

            (d) Regulations Section 1.704-1(b)(2)(iv). The Capital Accounts shall be adjusted by all other adjustments required by Regulations Section 1.704-1(b)(2)(iv). The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulations under Section 704(b) of the Code and, to the extent not inconsistent with the provisions of this Agreement, shall be interpreted and applied in a manner consistent with such Regulations.

            (e) Transfers. If any Membership Units (or portions thereof) in the Company are transferred in accordance with the terms of this Agreement, the transferee will succeed to the Capital Account of the transferor to the extent it relates to the transferred Membership Units (or portions thereof).

     4.2.   Allocations of Net Profit and Net Loss.

            (a) Allocation of Net Profit and Net Loss. Subject to the other provisions of this Article IV, for purposes of adjusting the Capital Accounts of the Members, the Net Profit, Net Loss, and other items of income, gain, loss, credit, and deduction shall be allocated with respect to each taxable year (or portion thereof) as follows:

            (i) Net Profit and similar items for any taxable year shall be allocated as follows:

                  (1) first, to the Members in proportion to, and to the extent of, the excess of prior allocations of Net Loss under Section 4.2(a)(ii)(4) over prior allocations of Net Profit under this Section 4.2(a)(i)(1) for the then-current taxable year and all prior taxable years;

                  (2) second, to the Members in proportion to, and to the extent of, the excess of prior allocations of Net Loss under Section 4.2(a)(ii)(3) over prior allocations of Net Profit under this Section 4.2(a)(i)(2) for the then-current taxable year and all prior taxable years;

                  (3) third, to the Members in proportion to, and to the extent of, the excess of prior allocations of Net Loss under Section 4.2(a)(ii)(2) over prior allocations of Net Profit under this Section 4.2(a)(i)(3) for the then-current taxable year and all prior taxable years; and

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                  (4)  fourth, to the Members in proportion to their relative
Membership Units.

            (ii) Net Loss and similar items for any taxable year shall be allocated proportionally among the Members as follows:

                  (1) first, to all Members in proportion to, and to the extent of, the excess of prior allocations of Net Profit under Section 4.2(a)(i)(4) over prior allocations of Net Loss under this Section 4.2(a)(ii)(1) for the then-current taxable year and all prior taxable years;

                  (2) second, to the Members in proportion to their relative Membership Units until the Capital Account of any Member is reduced to zero;

                  (3) third, to the Members in proportion to, and to the extent of, their positive Capital Account balances; and

                  (4) fourth, to the Members in proportion to their relative Membership Units.

            (b) Tax Allocations. Notwithstanding the general allocation rules set forth in Section 4.2(a), the following special allocation rules shall apply under the circumstances described therein:

            (i) Deficit Capital Account and Nonrecourse Debt Rules. The special rules in this Section 4.2(b)(i) apply, in the following order, to take into account the possibility of Members having deficit Capital Account balances for which they are not economically responsible and the effect of the Company or any entity taxed as a partnership in which the Company has an ownership interest incurring nonrecourse debt.

                  (A) Company Minimum Gain Chargeback. If there is a net decrease in "partnership minimum gain" during any year, determined in accordance with the tiered partnership rules of Regulations Section l.704-2(k), each Member shall be allocated items of income and gain for such year equal to such Member's share of the net decrease in partnership minimum gain within the meaning of Regulations Section l.704-2(g)(2), except to the extent not required by Regulations Section 1.704-2(f). To the extent that this Section 4.2(b)(i)(A) is inconsistent with Regulations Section l.704-2(f) or 1.704-2(k) or incomplete with respect to such regulations, the minimum gain chargeback provided for herein shall be applied and interpreted in accordance with such regulations.

                  (B) Partnership Nonrecourse Debt Minimum Gain Chargeback. If there is during any year a net decrease in "partner nonrecourse debt minimum gain" within the meaning of Regulations Section 1.704-2(i)(2), each Member who has a share of the partner nonrecourse debt minimum gain attributable to partner nonrecourse debt, determined in accordance with Regulations Section 1.704-2(i)(5), shall be allocated items of income and gain for such year (and, if necessary, subsequent years) equal to such Member's share of the net decrease in partner nonrecourse debt minimum gain. This allocation will be made in accordance with Regulations Section 1.704-2(i)(4) and 1.704-2(f)(5). To the extent that this Section 4.2(b)(i)(B) is inconsistent with Regulations Section 1.704-2(i) or 1.704-2(k) or incomplete with respect to such

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regulations, the partner nonrecourse debt minimum gain chargeback provided for herein shall be applied and interpreted in accordance with such regulations.

                  (C) Deficit Capital Account Chargeback and Qualified Income Offset. If any Member has a negative Capital Account at the end of any year, including a negative Capital Account for such Member caused or increased by an adjustment, allocation or distribution described in Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6), such Member shall be allocated items of income and gain (consisting of a pro rata portion of each item of Company income, including gross income and gain) in an amount and manner sufficient to eliminate such negative Capital Account as quickly as possible. This Section 4.2(b)(i)(C) is intended to constitute a "qualified income offset" pursuant to Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

                  (D) Partner Nonrecourse Deductions. Any partner nonrecourse deductions for any year or other period shall be allocated to the Member who bears the economic risk of loss with respect to the partner nonrecourse debt to which such partner nonrecourse deductions are attributable in accordance with Regulations Section 1.704-2(i) or 1.704-2(k).

                  (E) Curative Allocations. The allocations under this Section 4.2(b) will not be consistent with the manner in which the Members intend to divide Net Profit, Net Loss and similar items. Accordingly, Net Profit, Net Loss and other items (including guaranteed payments within the meaning of Section 707(c) of the Code) will be reallocated among the Members (in the same year and to the extent necessary, in subsequent years) in a manner consistent with Regulations Section 1.704-1(b) and 1.704-2 so as to prevent such allocations from distorting the manner in which Net Profit, Net Loss and other items are intended to be allocated among the Members pursuant to Section 4.2(a).

                  (F) Section 754 Adjustments. To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Section 734(b) or
Section 743(b) of the Code is required, pursuant to Regulations Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of Net Profit (if the adjustment increases the basis of the asset) or Net Loss (if the adjustment decreases such basis) and such Net Profit or Net Loss shall be specially allocated to the Members in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such section of the Regulations.

            (ii) Change in Member's Membership Units. If there is a change in any Member's share of the Company's Net Profit, Net Loss or other items during any year, allocations among the Members shall be made in accordance with their interests in the Company from time to time during such year in accordance with
Section 706 of the Code, using the closing-of-the-books method.

     4.3. Distributions Generally. The Company shall make distributions of available cash net of reasonable reserves at such times and in such amounts as determined by the Board. Except as provided in Section 10.2 (distributions upon liquidation), any such distributions shall be made to all of the Members in proportion to their relative Membership Units.

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     4.4.   Distributions in Kind. If any assets of the Company are distributed in kind, such assets will be distributed in accordance with Section 4.3 and on the basis of the Fair Market Value thereof at the effective time of the distribution, as reasonably determined by the Board.

                                   ARTICLE V.

                                CONVERSION RIGHTS

     5.1. Optional Conversion. Each of Colony and Co-Investment and their respective successor entities and affiliates (as such term is defined in Rule 501(b) under the Securities Act) (collectively, the "Designated Class B Holders") shall have the right at any time, at their option, to convert any of their Class B Membership Units into an equal number of Class A Membership Units, without cost. So long as the Designated Class B Holders in the aggregate hold at least one Class B Membership Unit, no holder of Class B Membership Units who is not a Designated Class B Holder may convert such units to Class A Membership Units without the prior written consent of Designated Class B Holders holding a majority of the outstanding Class B Membership Units then held by Designated Class B Holders (which consent may be granted in each such holder's sole and absolute discretion). At any time that no Designated Class B Holder holds any Class B Membership Units, each holder of Class B Membership Units who is not a Designated Class B Holder shall have the right, at its option, to convert any of its Class B Membership Units into an equal number of Class A Membership Units, without cost. Notwithstanding the foregoing, the rights of each holder of Class B Membership Units to convert such units into Class A Membership Units shall be subject at all times to compliance with all gaming and other statutes, laws, rules and regulations applicable to the Company and such holder at that time. So long as the Company shall continue to be an entity qualifier with the Commission, the Designated Class B Holders shall only be permitted to convert Class B Membership Units into Class A Membership Units as part of or following an in-kind distribution of the entire interest of Colony or Co-Investment, as the case may be, in the units of the Company and, to the extent required, only after being found qualified by the Commission. Upon any distribution of units of Class B Membership Units to the limited partners of Colony or Co-Investment, as the case may be, such limited partners shall obtain qualification or waiver to the extent required by the [Nevada Casino Control Act].

                                   ARTICLE VI.

                                     MEMBERS

     6.1. Limited Liability. Except as may be required under the Act, no Member will be personally liable to any third party for any debt, obligation, or liability of the Company, whether that liability or obligation arises in contract, tort or otherwise. The failure of the Company to observe any formalities or requirements relating to the exercise of its powers or management of its business or affairs under this Limited Liability Company Agreement or the Act will not be grounds for imposing personal liability on the Members for liabilities of the Company.

     6.2. Admission of Additional Members. Additional Members may be admitted only according to the provisions specified in Article III.

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     6.3.   Confidentiality. As to so much of the information and other material furnished under or in connection with this Agreement (whether furnished before, on or after the date hereof) as constitutes or contains confidential business, financial or other information of the Company or any subsidiary, each of the Members and the Company covenants for itself and its directors, officers and partners that it will use due care to prevent its officers, directors, partners, employees, counsel, accountants and other representatives from disclosing such information to Persons other than their respective authorized employees, counsel, accountants, shareholders, partners, limited partners and other authorized representatives; provided, however, that each Member may disclose or deliver any information or other material disclosed to or received by it should such Member be advised by its counsel that such disclosure or delivery is required by law, regulation or judicial or administrative order. For purposes of this Section 6.3, "due care" means at least the same level of care that such Member would use to protect the confidentiality of its own sensitive or proprietary information, and this obligation shall survive termination of this Agreement.

     6.4. Voting Rights. Each issued and outstanding Class A Membership Unit shall be entitled to one (1) vote per Membership Unit. Except as provided by law, the holders of Class B Membership Units shall have no right to vote on any matter to be voted on by the Members (including, without limitation, any election or removal of members of the Board), and their Class B Membership Units shall not be included in determining the number of Membership Units voting or entitled to vote on such matters.

                                  ARTICLE VII.

                      MANAGEMENT AND CONTROL OF THE COMPANY

     7.1.   Management by the Board.

            (a) The management of the Company shall be vested in the Board. Except as otherwise provided in this Agreement, the Board shall have all authority, rights and powers in the management of the Company business to do any and all acts and things necessary, proper, appropriate, advisable, incidental or convenient to effectuate the purposes of this Agreement. Any action taken by the Board on behalf of the Company in accordance with the foregoing provisions shall constitute the act of and shall serve to bind the Company. The Board shall initially be comprised of two persons, consisting initially of Thomas J. Barrack, Jr. and Nicholas L. Ribis; (collectively, the "Board Members"), and thereafter shall consist of such number as may be fixed from time to time by resolution the Voting Majority In Interest. The Board shall also consist of one person to serve as a non-voting board observer representing the employees of the Company (the "ERISA Representative"). The ERISA Representative shall be entitled to attend any and all meetings of the Board but shall not have any voting rights in respect of any actions taken by the Board.

            (b) Except as otherwise required by law, any Board Member may be removed from the Board, with or without cause, by the Voting Majority In Interest and the office of such Board Member shall forthwith become vacant. Any Board Member may resign at any time. Such resignation shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by the Board. The acceptance of a resignation shall not be necessary to make it effective, unless so specified therein. Any vacancy on the Board, occurring from any cause whatsoever, shall be filled by a candidate appointed by the Voting Majority In Interest.

            (c) Meetings of the Board shall be held at such times and locations as may be determined by the Voting Majority In Interest. Notice of each meeting shall be given by the Voting Majority In Interest to each Board Member and shall state the place, date and time of the meeting. Notice of such meeting shall be mailed, postage prepaid, to each Board Member addressed to him at his address or usual place of business by first class mail, at least ten (10) business days before the day on which such meeting is to be held, or shall be sent addressed to such Board Member at such place by facsimile, overnight courier, telex, or be delivered to him personally or by telephone, at least seven (7) days before the time at which such meeting is to be held.

            (d) A majority of the Board Members shall constitute a quorum for the transaction of business. If a quorum shall not be present at any meeting of the Board, the Board Members present thereat may adjourn the meeting to another time and place. Notice of such time and place of the adjourned meeting shall be given to all of the Board Members unless such time and place were announced at the meeting at which the adjournment was taken, in which case such notice shall only be given to the Board Members who were not present thereat. At such adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called. Wherever approval by the Board is required by this Agreement, such approval shall, except as otherwise set forth herein, consist of the affirmative vote of a majority of a quorum of the Board Members.

            (e) (i) Any action required or permitted to be taken by the Board may be taken without a meeting if all the Board Members consent in writing, and
(ii) one or more Board Members may participate in any meeting of the Board by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in the meeting pursuant to this Section 7.1(e)(ii) shall constitute presence in person at the meeting.

     7.2. Officers. The Board may, by written delegation, appoint or remove officers of the Company from time to time. The officers will serve at the pleasure of the Board. The salaries of all officers and agents of the Company shall be fixed by the Board. The initial officers of the Company shall be:

            Name:                                   Title:
            -----                                   ------

------------------------------          ------------------------------

------------------------------          ------------------------------

------------------------------          ------------------------------

------------------------------          ------------------------------

     7.3.   Conversion to Corporate Form; Public Offering.

            (a) The parties hereto acknowledge that the Board may approve a restructuring of the legal status and capital structure of the Company in the future in order to facilitate a public offering of securities by a corporate entity that, immediately after such restructuring, shall own, directly or indirectly, 100% of the assets and business of the Company (the "IPO Entity"), that such restructuring will result in the direct or indirect conversion of the Membership Units of the Company into capital stock of the IPO Entity and that the form of such restructuring shall be at the sole discretion of the Board.

            (b) Subject to the foregoing, the Board may, without the consent of the Members, in order to facilitate a public offering of securities of the IPO Entity, cause the Company to incorporate its business or any portion thereof, or require the holders of Membership Units to transfer such Membership Units or shares to a newly-formed corporation as successor to the Company in exchange for common stock of said corporation, including without limitation in a transaction resulting in a dissolution of the Company pursuant to Article X of this Agreement, and, in connection therewith, each Member hereby expressly agrees to any such dissolution of the Company and the transfer of its Membership Units in accordance with the terms of the exchange as provided by the Board.

            (c) The Members hereby acknowledge and agree that it is the intention of the Members that each member shall receive common stock in the IPO Entity (on an "as converted" basis in the case of the Class B Membership Units) of equivalent economic value to the Membership Units exchanged therefor immediately prior to any restructuring under this Section 7.3, and that such exchange shall be contingent upon consummation of a public offering of equity securities by the IPO Entity.

     7.4. Members To Have No Managerial Authority. Except as expressly set forth in this Agreement, as set forth in the terms of applicable employment agreements between the Company and any Member or as otherwise delegated to a Member by the Board, or as required by applicable law, the Members will have no power to participate in the management of the Company except as expressly authorized by this Agreement or the Articles and except as expressly required by the Act. Unless expressly and duly authorized in writing to do so by the Board, no Member will have any power or authority to bind or act on behalf of the Company in any way, to pledge its credit, or to render it liable for any purpose.

     7.5. Meetings; Approvals. Meetings of the Board shall be held in accordance with Section 7.1(c) and meetings of the Members shall be held at such times and on such dates as the Board shall determine. Notice of each such meeting shall be provided by the Board to the Members at least ten (10) business days prior to the date of such meeting. In any instance in which the approval of the Members is required under this Agreement, such approval may be obtained in any manner permitted by the Act. For purposes of obtaining any consent of the Members or any class of Members (or a specified percentage in interest thereof) as to any matter proposed by the Board, the Board may, in the Notice seeking such consent, require a response within a specified period (which shall not be less than fifteen (15) days). In addition to meetings called by the Board as set forth above in this Section 7.5, the Board may, with or without formal Notice, hold informal informational meetings of the Board and one or more Members in any manner consistent with the Act at such times and on such dates as the Board may in its sole discretion determine.

     7.6.   Liability and Indemnification of the Board.

            (a) Limitation on Liability. Subject to Section 7.6(a) and 7.6(b) and relevant provisions of the Act, the members of the Board, the officers of the Company and their respective Affiliates (each, an "Indemnitee") will not be liable to the Company or to any other Member for any act or omission based upon errors of judgment or other fault in connection with the business or affairs of the Company (including, without limitation, any act or omission in connection with the termination of the Company or the winding up of its affairs or any distribution of its assets in connection therewith), if the Indemnitee acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

            (b) Indemnification. Subject to relevant provisions of the Act, the Company shall indemnify each Indemnitee who is made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the rights of the Company, by reason of the fact that the person is or was a manager, member, employee, agent or organizer of the Company, or is or was serving at the request of the Company as a manager, member, employee or agent of another limited liability company, corporation, partnership joint venture, trust or other enterprise against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by Indemnitee in connection with any action, suit or proceeding; provided that the Indemnitee acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The rights of an Indemnitee under this subsection will not preclude any other right to which such Indemnitee may be lawfully entitled; provided that an Indemnitee may not satisfy any right of indemnity or reimbursement granted under this subsection except out of the assets of the Company, and no Member will be personally liable as to any such claim for indemnity or reimbursement.

            (c) Advance of Legal Fees. Subject to relevant provisions of the Act, the Company shall advance funds for legal expenses and other costs incurred by an Indemnitee or by a Person acting at his request as a result of a legal action if the following conditions are satisfied: (i) the legal action relates to the performance of duties or services by such Indemnitee for the Company; and
(ii) the Indemnitee that is requesting such advance undertakes to repay the advanced funds to the Company in cases in which that Indemnitee would not be entitled to indemnification under this Section 7.6.

            (d) Reliance on Agents. The Board may execute any power granted, or perform any duty imposed by, this Agreement either directly or through agents, including any of its Affiliates. The Board may consult with counsel, accountants, appraisers, management consultants, investment bankers, and other consultants. An opinion by any such Person on a matter that the Board believes to be within such Person's professional or expert competence will be full and complete protection for any action taken or omitted by the Board in good faith based on the opinion. The Board will not be responsible for the misconduct, negligence, acts, or omissions of any such Person or of any agent or employee of the Company, the Board, or any of their Affiliates, except that it must use due care in selecting such Persons.

                                  ARTICLE VIII.

                  BOOKS AND RECORDS; ACCOUNTING; TAX ELECTIONS

     8.1. Keeping of Books. The Company and its Subsidiaries will keep proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Company and its Subsidiaries in accordance with GAAP.

     8.2. Books and Records. Books and records of the Company and its Subsidiaries will be maintained at the principal office of the Company. The Company and its Subsidiaries will maintain the following books and records:

            (a) A current list of the full name and last known business or residence address of each Member, together with the Capital Contribution, Class A Membership Units and Class B Membership Units, as the case may be, of each Member;

            (b) A copy of the Articles and all amendments thereto, together with executed copies of any power of attorney pursuant to which the Articles or any amendments have been executed; and

            (c) Copies of this Agreement and all amendments hereto, together with executed copies of any powers of attorney pursuant to which this Agreement or any amendments hereto have been executed.

     8.3. Inspection of Records. Each Member has the right, on reasonable request, but subject to such Member's agreement to maintain the confidentiality thereof, to:

            (a) Inspect and copy (at such Member's expense) during normal business hours any of the Company records required to be maintained by Section 8.1; and

            (b) Obtain from the Company, promptly after they are available, a copy of the Company's federal, state, and local income tax or information returns for each year.

     8.4. Tax Returns and Elections. The Company's tax or fiscal year will end on December 31 of each year unless otherwise determined by the Board. The Company's accountants will be instructed to prepare and file all required income tax returns for the Company. The Board will make any tax election necessary for completion of the Company's tax return; provided however (i) items of income, gain, loss, or deduction with respect to "Section 704(c) property" and with respect to property that has been revalued shall be determined in accordance with the traditional method described in Regulations Section 1.704-3(b)(1) and the Company shall not elect to make curative or remedial allocations with respect to such property; and (ii) at the request of a transferor of a Membership Unit, the Company shall make an election under Section 754 of the Code with respect to such transfer.

     8.5. Tax Matters Member. Thomas J. Barrack, Jr. will be the "tax matters partner" as defined in Section 6231 of the Code, and will have all the authority granted by the Code to the tax matters partner.

     8.6.   Withholding and Tax Advances.

            (a) Authority To Withhold. To the extent the Company is required by law to withhold or to make tax payments on behalf of or with respect to any Member (e.g., (i) backup withholding, (ii) withholding with respect to Members that are neither citizens nor residents of the United States, or (iii) withholding with respect to Members that are not residents of any state that the Company is required to withhold from (collectively, "Tax Advances")), the Company may withhold such amounts and make such tax payments as may be required.

            (b) Repayment of Tax Advances. All Tax Advances made on behalf of a Member will, at the option of the Company, either be (i) promptly paid to the Company by the Member on whose behalf such Tax Advances were made, or (ii) repaid by reducing the amount of the current or next succeeding distribution or distributions which would otherwise have been made to such Member (or, if such distributions are not sufficient for that purpose, by so reducing the proceeds of liquidation otherwise payable to such Member). Whenever the Company selects option (ii) pursuant to the preceding sentence for repayment of a Tax Advance by a Member, for all other purposes of this Agreement such Member will be treated as having received all distributions (whether before or upon liquidation) unreduced by the amount of such Tax Advance.

            (c) Indemnification. Each Member hereby agrees to indemnify and hold harmless the Company from and against any liability with respect to Tax Advances made on behalf of or with respect to such Member.

            (d) Certification. Each Member will promptly give the Company any certification or affidavit that the Company may request in connection with this
Section 8.6.

     8.7. Bank and Brokerage Accounts. The Board will maintain the funds of the Company in one or more separate accounts in the name of the Company with such financial institutions as the Board may determine and the Board will not permit the funds of the Company to be commingled in any fashion with the funds of any other Person.

                                  ARTICLE IX.

           TRANSFERS OF MEMBERSHIP UNITS; WITHDRAWALS; CERTAIN RIGHTS

     9.1.   Restrictions on Transfers of Membership Units.

            (a) No Member shall Transfer any Membership Units now or hereafter held, other than in accordance with the terms of this Agreement, the Holders Agreement and the applicable Transfer Restriction Agreement. Any Transfer or purported Transfer made in violation of this Agreement, the Holders Agreement or the applicable Transfer Restriction Agreement shall be null and void and of no effect.

            (b) Notwithstanding anything to the contrary expressed or implied in this Agreement, the sale, assignment, transfer, pledge or other disposition of any interest in the Company is ineffective unless approved in advance by the Commission. If at any time the Commission notifies the Company that a Member which owns any interest in the Company is unsuitable to hold that interest, the Company shall, within 10 days from the date that it receives the notice from the Commission, return to the unsuitable Member the amount of his capital account as reflected on the books of the Company. Beginning on the date when the Commission serves notice of a determination of unsuitability, pursuant to the preceding sentence, upon the Company, it is unlawful for the unsuitable Member: (i) to receive any share of the distribution of profits or cash or any other property of, or payments upon dissolution of, the Company, other than a return of capital as required above;
(ii) to exercise directly or through a trustee or nominee, any voting right conferred by such interest; (iii) to participate in the management of the business and affairs of the Company; or (iv) to receive any remuneration in any form from the Company, for services rendered or otherwise.

            (c) Any Member that is found unsuitable by the Commission shall return all evidence of any ownership in the Company to the Company, at which time the Company shall within 10 days, after the Company receives notice from the Commission, return to the Member in cash, the amount of his capital account as reflected on the books of the Company, and the unsuitable Member shall no longer have any direct or indirect interest in the Company.

     9.2. Allocations between Transferor and Transferee. In the case of any Transfer, the Transferee will succeed to the Capital Account of the Transferor with respect to the Transferred Membership Units. The Net Profit and Net Loss allocable in respect of the Transferred Membership Units will be prorated between the Transferor and the Transferee on the basis of the number of days in the fiscal year that each was the holder of those Membership Units without regard to the performance of the Company's assets during the period before and after the effective date of the Transfer, unless the Transferor and the Transferee agree to an allocation based on the performance of the Company's assets as of the effective date of the Transfer (or any other method permissible under the Code) and agree to reimburse the Company for the cost of making and reporting any such allocation.

                                   ARTICLE X.

                                   DISSOLUTION

     10.1. Dissolution. The Company will be dissolved and its affairs will be wound up upon the earliest to occur of the following:

            (a) On the date on which a majority of the Class A Members shall have agreed in writing to terminate this Agreement; or

            (b) The effective date of a decree of judicial dissolution under the Act.

     10.2. Distributions Upon Liquidation. Upon the occurrence of any event specified in Section 10.1, the Members will take full account of the Company's liabilities and assets, and the Company's assets will be liquidated as promptly as is consistent with obtaining the fair value thereof; provided, that upon the occurrence of any event specified in Section 10.1 in connection with the conversion to corporate form provided for in Section 7.3 hereof, the Company's assets will be distributed in kind in the manner set forth in the following sentence. Subject to the relevant provisions of the Act, the proceeds from the liquidation (or distribution in kind) of the Company's assets will be applied and distributed in the following order:

            (a) First, to the payment and discharge of all of the Company's debts and liabilities (including debts and liabilities to the Members, to the extent permitted by law), and the establishment of any necessary reserves; and

            (b) Second, to the Members in accordance with their positive Capital Account balances, computed, in the case of any unrecognized gain or loss inherent in the assets of the Company, after treating such unrecognized gain or loss as Net Profit or Net Loss and allocating such amounts in accordance with the provisions of Article IV hereof.

     10.3. Return of Contribution Nonrecourse to Other Members. Except as provided by law, upon dissolution, each Member will look solely to the assets of the Company for the return of the Member's Capital Contribution. If the Company property remaining after the payment or discharge of the debts and liabilities of the Company is insufficient to return the contribution of any Members, such Member will have no recourse against any other Member.

                                  ARTICLE XI.

                         REPRESENTATIONS AND WARRANTIES

     11.1. Representations and Warranties of the Members. Each Member represents and warrants to the Company and the other Members that such Member:

            (a) if the Member is a corporation, partnership, limited liability company, trust, employee benefit plan, individual retirement account, Keogh plan or other entity, such Person is authorized and qualified to become a Member in the Company; and the Member and the undersigned signatory hereto further represent and warrant that such signatory has been duly authorized by the Member to execute this Agreement;

            (b) has sufficient financial strength to hold its Membership Units in the Company as an investment and bear the economic risks of that investment (including possible complete loss of such investment) for an indefinite period of time;

            (c) at the time he or she became a Member had a pre-existing personal or business relationship with the Company or one or more of its Members, or by reason of his, her or its business or financial experience, or by reason of the business or financial experience of his, her or its financial advisor who is unaffiliated with and who is not compensated, directly or indirectly, by the Company or any Affiliate of the Company, is capable of evaluating the risks and merits of an investment in the Company and of protecting his, her or its own interests in connection with this investment;

            (d) has not seen, received, been presented with, or been solicited by any leaflet, public promotional meeting, article or any other form of advertising or general solicitation as to the Company's sale to such Member of his, her or its Membership Units;

            (e) has acquired his, her or its Membership Units in the Company for his, her or its own account, for investment, and not with a view to or for the resale, distribution, subdivision or fractionalization thereof; and no other Person will have any direct or indirect beneficial interest in or right to such Membership Units;

            (f) has no contract, undertaking, understanding, agreement, or arrangement, formal or informal, with any Person to sell, transfer, or pledge all or any portion of his, her or its Membership Units in the Company; and has no current plans to enter into any such contract, undertaking, understanding, agreement, or arrangement; and

            (g) has been afforded full and complete access to the books, financial statements, records, contracts, documents and other information concerning the Company and its proposed activities, and has been afforded an opportunity to ask such questions of the Company's agents, accountants and other representatives concerning the Company's proposed business, operations, financial condition, assets, liabilities and other relevant matters as he has deemed necessary or desirable, and has been given all such information as has been requested, in order to evaluate the merits and risks of the investment contemplated herein.

                                  ARTICLE XII.

                          COMPLIANCE WITH GAMING LAWS.

     12.1. Legends. The Board shall have the power and authority to provide that the all certificates issued to represent or evidence a Member's interest shall bear legends, including, without limitation, any legends as the Board deem appropriate to assure that the Company complies with applicable gaming laws and does not become liable for violations of federal or state securities laws or other applicable law.

     12.2.  Qualifications.


            (a) Members. If the Company becomes and for as long as it remains subject to regulation under any gaming laws, ownership of the Company shall be held subject to the applicable provisions of any applicable gaming laws. If a Member is found to be unsuitable by any gaming authorities, then the Member shall dispose of its Member's interest in the Company pursuant to the applicable provisions of any gaming laws and orders or rulings of any gaming authorities.

            (b) Managers and Officers. The election of an individual to serve as a manager or officer of the Company is subject to any qualifications or approvals required under any gaming laws . For purposes of this Agreement, an individual shall be qualified to serve as a manager or officer for so long as that individual is determined to be, and continues to be, qualified and suitable by all gaming authorities having jurisdiction over the Company, manager or officer and under all applicable gaming laws. In the event that individual does not continue to be qualified and suitable, that individual shall be disqualified and shall cease to be a manager or officer of the Company.

                                 ARTICLE XIII.

                            MISCELLANEOUS PROVISIONS

     13.1.  Appointment of an Attorney-in-Fact.

            (a) Each Member, including each substituted Member, by the execution of this Agreement, irrevocably constitutes and consents to the appointment of a Person to be designated by the Board as its true and lawful attorney-in-fact ("Attorney-in-Fact") with full power and authority in its name, place and stead to execute, acknowledge, deliver, swear to, file, and record at the appropriate public offices such documents as may be necessary or appropriate to carry out the provisions of this Agreement, including but not limited to: (i) all certificates and other instruments, and any amendment thereof, that the Board deems appropriate in order to form, qualify, or continue the Company as a limited liability company in the jurisdiction in which the Company may conduct business or in which such formation, qualification or continuation is, in the discretion of the Board, necessary to protect the limited liability of the Member; (ii) all amendments to this Agreement and the Articles adopted in accordance with the terms hereof and all instruments which the Board deems appropriate to reflect a change or modification of the Company in accordance with the terms of this Agreement; (iii) all conveyances and other instruments which the Board deems appropriate to reflect the dissolution and termination of the Company; and (iv) as to each Member, any and all documents necessary to convey such Member's Membership Units in the Company to any Transferee thereof and thereby to withdraw such Member from the Company and admit any substitute Member to the Company.

            (b) The appointment by all Members of the Attorney-in-Fact will be deemed to create a power coupled with an interest, in recognition of the fact that the Members under this Agreement will be relying upon the power of the Attorney-in-Fact to act as contemplated by this Agreement in any filing and other action by it on behalf of the Company, and will survive any event of bankruptcy, death, adjudication of incompetence or dissolution of any Person giving such power, and the Transfer of all or any part of the Membership Units of such Person; provided, however, that in the event of a Transfer, the foregoing power of attorney will survive such Transfer only until such time as the Transferee will have been admitted to the Company as a substituted Member and all required documents and instruments will have been duly executed, filed and recorded to effect such substitution.

     13.2. Counterparts. This Agreement may be executed in several counterparts (including by facsimile), and as executed will constitute one agreement, binding on all of the parties hereto.

     13.3. Successors and Assigns. Except as otherwise provided herein, the terms and provisions of this Agreement will be binding upon and will inure to the benefit of the successors and permitted assigns of the parties hereto.

     13.4. Notices. Any notice hereunder shall be in writing and shall be deemed effectively given and received upon (i) personal delivery if on a Business Day and one (1) Business Day thereafter if not on a Business Day, when sent by facsimile, electronic mail or similar electronic means, (ii) three (3) Business Days after mailing by registered or certified mail, return receipt requested, or (iii) on the next Business Day after sending by overnight courier, in each such case when delivered as set forth above to the address, telecopy number or electronic mail address maintained by the Company for such Person; provided, that any notice sent by facsimile, electronic mail or similar electronic means shall be promptly followed by a copy of such notice sent by mail or overnight courier in the manner described herein (a "Follow-Up Notice"); but provided, further, that any failure to send such Follow-Up Notice shall not render ineffective any notice given hereunder if the Person to which such notice is provided actually receives such notice or acknowledges receipt of such notice, whether orally, in writing, by return receipt, by taking action based on such notice, or otherwise.

     13.5. No Third Party Beneficiaries. Except as expressly provided herein, this Agreement is entered into for the sole and exclusive benefit of the parties hereto and will not be interpreted in such a manner as to give rise to or create any rights or benefits of or for any Person not a party hereto.

     13.6. Amendments. This Agreement may be amended, and the observance of any term of this Agreement may be waived, with (and only with) the written consent of the holders of a majority of the Class A Units.

     13.7. Severability. If any covenant, condition, term or provision of this Agreement or if the application of such provision to any Person or circumstance is judicially determined to be invalid or unenforceable, then the remainder of this Agreement, or the application of such covenants, condition, term or provision to Persons or circumstances other than those to which it is held invalid or unenforceable, will not be affected thereby, and each covenant, term, condition and provision of this Agreement will be valid and enforceable to the fullest extent permitted by law.

     13.8. Complete Agreement. This Agreement, the Articles and any other document signed by the parties at or after the signing of this Agreement constitute the complete agreement between the parties concerning the subject matter in such documents and supersede all prior understandings among such parties.

     13.9. Governing Law. This Agreement will be governed by and interpreted under the laws of the State of Nevada applicable to contracts entered into and performed entirely within the State of Nevada.

     13.10. Attorneys' Fees. In the event that any dispute between the Company and the Members or among the Members should result in litigation or arbitration, the prevailing party in such dispute will be entitled to recover from the other party all reasonable fees, costs and expenses of enforcing any right of the prevailing party, including, without limitation, reasonable attorneys' fees and expenses.

     13.11. Cross-References. All cross-references in this Agreement, unless specifically directed to another agreement or document or statute, refer to provisions within this Agreement.

     13.12. Covenant to Sign Documents. Each Member will execute, with acknowledgment or affidavit if required, all documents and writings reasonably necessary or appropriate in the creation of the Company and the achievement of its purpose, including any certification of non-foreign status for purposes of Section 1446 of the Code.

     13.13. Cumulative Remedies. The remedies of the Members under this Agreement are cumulative and will not exclude any other remedies to which any Member may be lawfully entitled.

     13.14. No Waiver. A Member's failure to insist on the strict performance of any covenant or duty required by this Agreement, or to pursue any remedy under this Agreement, will not constitute a waiver of the breach or the remedy.

     13.15. No Partnership Intended for Non-Tax Purposes. The Members have formed the Company under the Act, and expressly do not intend hereby to form a general or limited partnership under any applicable law. The Members do not intend to be partners one to another, or partners as to any third party. To the extent any Member, by word or action, represents to another Person that any other Member is a partner or that the Company is a partnership, the Member making such wrongful representation will be liable to any other Member who incurs personal liability by reason of such wrongful representation. The foregoing shall not apply to the determination of the Company's status as a partnership for purposes of the Code.

     13.16. Accounting Principles. Where the character or amount of any asset or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, this shall be done in accordance with U.S. generally accepted accounting principles at the time in effect, to the extent applicable, except where such principles are inconsistent with the requirements of this Agreement.


          [THE BALANCE OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK]

          IN WITNESS WHEREOF, this Limited Liability Company Agreement of Colony Resorts LVH Acquisitions, LLC, is executed as of the date set forth above.


                                        COLONY RESORTS LVH ACQUISITIONS,
                                        LLC, a Nevada limited liability company


                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:


                                        COLONY RESORTS LVH VOTECO, LLC,
                                           a Delaware limited liability company


                                        By:
                                           -------------------------------------
                                           Name:  Thomas J. Barrack, Jr.
                                           Title: Sole Member


                                        COLONY RESORTS LVH CO-INVESTMENT
                                           VOTECO, LLC, a Delaware limited
                                           liability company


                                        By:
                                           -------------------------------------
                                           Name:  Nicholas L. Ribis
                                           Title: Member


                                        COLONY RESORTS LVH CO-INVESTMENT,
                                           PARTNERS, L.P. a Delaware limited
                                           partnership


                                           By: Colony Capital Resorts LVH
                                           Co-Investment, L.P., its
                                           General Partner

                                           By: Colony Resorts LVH Co-Investment
                                           Genpar, LLC, its General Partner


                                        By:
                                           -------------------------------------
                                           Name:  Thomas J. Barrack, Jr.
                                           Title: Sole Member


              [Signature page to Acquisitions Operating Agreement]

                                        COLONY RESORTS LVH HOLDINGS, LLC,
                                           a Delaware limited liability company

                                           By: Colony Investors VI, L.P.,
                                           its sole member

                                           By: Colony Capital VI, L.P.,
                                           its general partner

                                           By: ColonyGP VI, LLC,
                                           its general partner


                                        By:
                                           -------------------------------------
                                           Name:  Thomas J. Barrack, Jr.
                                           Title: Sole Member


              Signature page to Acquisitions Operating Agreement]

                                   SCHEDULE A

--------------------------------------------------------------------------------
                            CLASS A MEMBERSHIP UNITS
--------------------------------------------------------------------------------
Class A Member            Class A              Capital           Initial
and Address               Membership Units     Contribution      Capital Account
--------------------------------------------------------------------------------
Voteco                                         $                 $
Voteco Co-Investment                           $                 $
Total                                          $                 $

                            CLASS B MEMBERSHIP UNITS
--------------------------------------------------------------------------------
Class B Member            Class B              Capital           Initial
and Address               Membership Units     Contribution      Capital Account
--------------------------------------------------------------------------------
Colony                                         $                 $
Co-Investment                                  $                 $
Total                                          $                 $


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